EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement of US LEC Corp. on Form S-1 of our report dated February 4, 1998, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the headings "Summary Historical Consolidated Financial and Operating Data," "Selected Historical Consolidated Financial and Operating Data" and "Experts" in such Prospectus.




                                            DELOITTE & TOUCHE LLP

Charlotte, North Carolina
February 12, 1998